UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2013, Reven Housing REIT, Inc. (the “Company”) entered into an employment agreement with Chad M. Carpenter in connection with Mr. Carpenter’s services as the chief executive officer of the Company. Mr. Carpenter has served as the Company’s president, chief executive officer, chief financial officer and a member of its board of directors since July 2012 when Mr. Carpenter joined the Company and is currently also the chairman of the Company’s board of directors.

The employment agreement provides for an initial term of 5 years and automatically renews for successive 2-year terms, unless the Company or Mr. Carpenter elects not to renew. Under the employment agreement, effective as of the date the Company has received at least $10 million of capital (net of taxes and expenses) Mr. Carpenter will be entitled to begin receiving an annual base salary of $240,000. In addition, Mr. Carpenter will be entitled to bonuses ranging from 50% to 200% of his base salary based on the satisfaction of performance criteria to be established by the Board of Directors. Mr. Carpenter will also be entitled to participate in any benefit plans or other incentive plans that may be offered by the Company to employees and executives and will be eligible to receive stock options and other equity awards under the Company’s 2012 Incentive Compensation Plan as determined by the Board. In the event that Mr. Carpenter’s employment is terminated by the Company without cause, Mr. Carpenter leaves for good reason as specified in the employment agreement or the employment agreement is not extended by the Company without cause or by Mr. Carpenter for good reason, then Mr. Carpenter will be entitled to receive a severance payment equal to 2 times the sum of his annual base salary and target bonus plus a lump-sum payment equal to the greater of 1% of the value of the Company at the time of notice of termination or $2,000,000, less any gross amounts received or realized by Mr. Carpenter in respect of any stock options or equity awards granted to him during the term his employment (the “Severance Payment”). Mr. Carpenter will also be entitled to the Severance Payment if his employment is terminated by the Company without cause or by Mr. Carpenter for good reason during the 18-month period following a change in control of the Company. Furthermore, the Company has agreed to reimburse Mr. Carpenter for actual expenses incurred in connection with the organization and start up of the Company’s business as a housing REIT and any additional expenses incurred during the term of his employment.

The employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	Employment Agreement between Reven Housing REIT, Inc. and Chad M. Carpenter dated March 4, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: March 5, 2013	/s/ Chad M. Carpenter
Name: Chad M. Carpenter
Title: Chief Executive Officer

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